Exhibit 5

      [Letterhead of Troutman Sanders Mays & Valentine LLP]




                          July 23, 2001



Board of Directors
Old Point Financial Corporation
One West Mellen Street
Hampton, Virginia 23663

     Old Point Financial Corporation 1998 Stock Option Plan

Ladies and Gentlemen:

     This letter is delivered to you in connection with the actions taken and proposed to be taken by Old Point Financial Corporation, a Virginia corporation ("Old Point Financial"), with respect to the Old Point Financial Corporation 1998 Stock Option Plan, as amended (the "Plan"). As counsel to Old Point Financial, we have reviewed the registration statement on Form S-8 (the "Registration Statement") to be filed by Old Point Financial on or about July 23, 2001, with the Securities and Exchange Commission to effect the registration of 200,000 shares of common stock of Old Point Financial under the Securities Act of 1933, as amended, for issuance under the Plan.

     In this regard, we have examined the Articles of Incorporation and Bylaws of Old Point Financial, records of proceedings of the Board of Directors of Old Point Financial, the Plan and such other records and documents as we have deemed necessary or advisable in connection with the opinions set forth herein. In addition, we have relied as to certain matters on information obtained from public officials, officers of Old Point Financial and other sources believed by us to be reliable.

     Based upon our examination and inquiries, we are of the opinion that the shares which constitute original issuance securities will, when issued pursuant to the terms and conditions of the Plan, be validly issued, fully paid and nonassessable. The foregoing opinion is limited to the laws of the Commonwealth of Virginia and we express no opinion as to the effect of the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,

                             /s/ Troutman Sanders Mays & Valentine, LLP
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                             Troutman Sanders Mays & Valentine, LLP
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